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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2002

ISIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125 (Commission File No.)	33-0336973 (IRS Employer Identification No.)

2292 Faraday Avenue
Carlsbad, CA 92008
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (760) 931-9200

Item 5. Other Events.

    On January 7, 2002, Isis Pharmaceuticals, Inc. announced an intellectual property licensing agreement with Eyetech Pharmaceuticals, Inc., a privately held company. Eyetech licensed Isis' patents necessary for Eyetech to develop, make and commercialize EYE001, a non-antisense Phase II/III product for the treatment of ophthalmic diseases. Under the multi-million dollar transaction, Eyetech will pay Isis an upfront fee of $2,000,000, as well as milestone and royalty payments in exchange for non-exclusive, worldwide rights to the intellectual property licensed from Isis.

Item 7. Exhibits.

10.1*	License Agreement dated December 31, 2001 between Isis Pharmaceuticals, Inc. and EyeTech Pharmaceuticals, Inc.
99.1	Press Release dated January 7, 2002 regarding EyeTech Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc.

    *  Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Isis Pharmaceuticals, Inc.
Dated: January 04, 2002	By:	/s/ B. LYNNE PARSHALL B. Lynne Parshall Executive Vice President, Chief Financial Officer and Director

INDEX TO EXHIBITS

10.1*	License Agreement dated December 31, 2001 between Isis Pharmaceuticals, Inc. and EyeTech Pharmaceuticals, Inc.
99.1	Press Release dated January 7, 2002 regarding EyeTech Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc.

    *  Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

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Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE